Exhibit 99.2

Financial Statements with
Report of Independent Registered Public Accounting Firm Thereon

DELPHIIS, INC.

As of December 31, 2013 and for the Year Then Ended

DELPHIIS, INC.

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Delphiis, Inc.

We have audited the accompanying balance sheet of Delphiis, Inc. (the “Company”) as of December 31, 2013, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Delphiis, Inc. as of December 31, 2013, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ HASKELL & WHITE LLP

September 11, 2014
Irvine, California

DELPHIIS, INC.

Balance Sheet
As of December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$23,961
Accounts receivable, net	193,708

Total current assets	217,669

Property and equipment, net	104,176

Total assets	$321,845

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$129,839
Accrued compensation and benefits	13,180
Loans payable to officers	469,953
Deferred revenue	41,312

Total current liabilities	654,284

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock, $1.00 par value; 1,000 shares authorized; 1,000 issued and outstanding	1,000
Additional paid-in capital	466,385
Accumulated deficit	(799,824)

Total stockholders’ equity (deficit)	(332,439)

Total liabilities and stockholders’ equity (deficit)	$321,845

See accompanying notes to financial statements

DELPHIIS, INC.

Statement of Operations
For the Year Ended December 31, 2013

Revenue		$916,406

Cost of revenues		1,037,630

Gross loss		(121,224)

Operating Expenses:
Sales and marketing		49,210
General and administrative		260,850

Total operating expenses		310,060

Loss from operations		(431,284)

Other income and expense:
Interest income		3
Interest expense		(5,760)
Total other income and expense		(5,757)

Loss before provision for income taxes		(437,041)

Income tax expense		(800)

Net loss	$$	(437,841)

Per share data:
Basic net loss per share		$(438)

Basic weighted average shares outstanding		1,000

See accompanying notes to financial statements

DELPHIIS, INC.

Statement of Stockholder’s Equity (Deficit)
For the Year Ended December 31, 2013

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance at December 31, 2012	1,000	$1,000	$466,385	$(361,983)	$105,402

Net loss	—	—	—	(437,841)	(437,841)

Balance at December 31, 2013	1,000	$1,000	$466,385	$(799,824)	$(332,439)

See accompanying notes to financial statements

DELPHIIS, INC.

Statement of Cash Flows
For the Year Ended December 31, 2013

Cash Flows From Operating Activities
Net loss	$(437,841)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	52,921
Effect of changes in operating assets and liabilities:
Accounts receivable	(142,425)
Accounts payable and accrued expenses	79,988
Accrued compensation and benefits	11,653
Deferred revenue	41,312

Net cash used in operating activities	(394,392)

Cash Flows From Investing Activities
Purchase of property and equipment	(79,041)

Net cash used in investing activities	(79,041)

Cash Flows From Financing Activities
Proceeds from the issuance of loans payable to officers	469,953

Net cash provided by financing activities	469,953

Decrease in cash and cash equivalents	(3,480)

Cash and cash equivalents, beginning of year	27,441

Cash and cash equivalents, end of year	$23,961

Supplemental Disclosures:
Interest expense paid	$5,760
Income taxes paid	$800

See accompanying notes to financial statements

DELPHIIS, INC.

Notes to Financial Statements

1.	Basis of Presentation and Significant Accounting Policies

Description of Business

Delphiis, Inc. (the “Company” or “Delphiis”), a California corporation, is engaged in the business of information security, risk management and compliance. Delphiis helps organizations manage their information security through Professional Services, Managed Services and licensing of their patented SaaS platform risk assessment and management solution. The Company was located in San Clemente, California, and has subsequently relocated to Mission Viejo, California.

Presentation of Financial Statements

The accompanying audited financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), as defined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, these estimates may ultimately differ from actual results. Significant items subject to such estimates and assumptions include the useful lives of long-lived assets; allowances for doubtful accounts; property and equipment; income taxes and other contingencies.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable

The Company reports accounts receivable at net realizable value. The Company maintains an allowance for doubtful accounts for estimated losses resulting from amounts that will not be collected. The Company calculates the allowance based on a specific analysis of past due balances and historical collections. Accounts receivable are charged off against the allowance for doubtful accounts when it is determined that the receivable is uncollectible. Management believes that no accounts receivable are uncollectible at December 31, 2013.

Computer Software Developed for Internal Use

GAAP regarding accounting for the costs of computer software developed or obtained for internal use requires that costs incurred in the preliminary project and post-implementation stages of an internal use software project be expensed as incurred and that certain costs incurred in the application development stage of a project be capitalized. The Company capitalized certain software developed for internal use totaling $79,041 for the year ended December 31, 2013. Capitalized software development costs are included in property and equipment, net.

Impairment of Long-lived Assets

The Company accounts for the impairment and disposition of definite life intangible and long-lived assets in accordance with GAAP guidance on accounting for the impairment or disposal of long-lived assets. In accordance with the guidance, such assets to be held are reviewed for events, or changes in circumstances, which indicate that their carrying value may not be recoverable. The Company periodically reviews related carrying values to determine whether or not impairment to such value has occurred. For the year ended December 31, 2013, management concluded that there was no impairment.

Fair Value of Financial Instruments

Financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable and loans payable. The Company believes that the recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Revenue Recognition

The Company derives its revenues from three sources: (1) software subscription revenues, which are comprised of subscription fees from customers accessing the Company’s enterprise cloud computing services; (2) customers purchasing additional managed services beyond the standard support that is included in the basic software subscription fees; and (3) related consulting services such as process mapping, project management and implementation services.

The Company commences revenue recognition when all of the following conditions are satisfied:

    • there is persuasive evidence of an arrangement;

    • the service has been or is being provided to the customer;

    • the collection of the fees is reasonably assured; and

    • the amount of fees to be paid by the customer is fixed or determinable.

The Company’s software subscription service arrangements are non-cancelable and do not contain refund-type provisions.

Software Subscription and Managed Service Revenues

Software subscription and managed service revenues are recognized ratably over the contract terms beginning on the commencement date of each contract, which is the date the Company’s service is made available to customers.

Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met.

Consulting Service Revenues

The majority of the Company’s consulting services contracts are on a time and material basis. When these services are not combined with subscription revenues as a single unit of accounting, as discussed below, these revenues are recognized as the services are rendered for time and material contracts, and when the milestones are achieved and accepted by the customer for fixed price contracts.

Deferred Revenue

The deferred revenue balance does not represent the total contract value of non-cancelable subscription agreements. Deferred revenue primarily consists of billings or payments received in advance of revenue recognition from subscription services described above and is recognized as the revenue recognition criteria are met.

Advertising

The Company expenses advertising costs as incurred, which are classified as sales and marketing expense. Advertising expense was approximately $4,713 for the year ended December 31, 2013.

2.	Recent Accounting Pronouncements

On May 28, 2014, the FASB issued ASU 2014-09 regarding ASC Topic 606, Revenue from Contracts with Customers. The standard provides principles for recognizing revenue for the transfer of promised goods or services to customers with the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance will be effective for the Company’s fiscal year 2017, subject to the issuance of guidance from the SEC. Early adoption is not permitted. Management is evaluating the accounting, transition and disclosure requirements of the standard and cannot currently estimate the financial statement impact it will have upon adoption.

3.	Property and Equipment

Property and Equipment consisted of the following at December 31, 2013:

Capitalized software development costs	$184,780
Less: accumulated amortization	(80,604)
$104,176

Software development costs are amortized over their estimated useful lives, generally on a straight-line basis over three years. Amortization was approximately $52,921 for the year ended December 31, 2013.

Estimated amortization expenses are as follows for the years ending December 31:

2014	$61,593
2015	33,911
2016	8,672
$104,176

4.	Loans Payable to Officers

During 2013, the Company received a total of $469,953 from two officers of the Company and a company wholly-owned by one of the officers in order to meet operating needs. The Company paid a total of $5,733 in interest on these loans in 2013. In July 2014, these loans were converted to promissory notes as is further described in Note 9 below.

5.	Commitments and Contingencies

Operating Leases

The Company leases its offices under an operating lease on a month to month basis. Rent expense under this lease for the year ended December 31, 2013 was $32,859.

6.	Income Taxes

For the year ended December 31, 2013 the components of income tax expense are as follows:

Current provision:
Federal	$-
State	800
$800
Deferred benefit:
Federal	$-
State	-
Income tax expense	$800

Income tax provision amounted to $800 for the year ended December 31, 2013 (an effective rate of (0.18%)).  A reconciliation of the provision for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes is as follows:

Computed tax at federal statutory rate of 34%	$(149,682)
State taxes, net of federal benefit	528
Non-deductible items	914
Other	-
Change in valuation allowance	149,040
$800

Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain.  Accordingly, a valuation allowance, in an amount equal to the net deferred tax asset as of December 31, 2013 has been established to reflect these uncertainties.  As of December 31, 2013 the net deferred tax asset before valuation allowances is approximately $149,000 for federal income tax purposes, and $32,000 for state income tax purposes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of our deferred tax assets and liabilities are as follows:

Deferred tax assets:
Accrual to cash differences	$25,500
Net operating loss carryforwards	155,600
Total deferred tax assets	181,100

Deferred tax liabilities:
-
Total deferred tax liabilities	-

Net deferred tax assets before valuation allowance	181,100
Valuation allowance	(181,100)
Net deferred tax assets	$-

At December 31, 2013, the Company has available unused net operating loss carryforwards of approximately $155,600 for federal and $25,500 for state that may be applied against future taxable income and that, if unused, expire beginning in 2028.

Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code under Section 382.  The annual limitation may result in the expiration of net operating loss carryforwards before utilization Our Federal and state net operating loss carryforwards will begin to expire in 2028.

Management evaluates the tax positions each reporting period to determine the uncertainty of such positions based upon one of the following conditions: (1) the tax position is not ‘‘more likely than not’’ to be sustained, (2) the tax position is ‘‘more likely than not’’ to be sustained, but for a lesser amount, or (3) the tax position is ‘‘more likely than not’’ to be sustained, but not in the financial period in which the tax position was originally taken. Management has evaluated the tax positions for all jurisdictions and all years for which the statute of limitations remains open. Management has determined that no additional liability for unrecognized tax benefits and interest was necessary.

7.	Concentrations

Major Customers
For the year ended December 31, 2013, there were three customers that each generated at least 10% of our revenues and these customers represented a total of 76% of revenues. As of December 31, 2013, net accounts receivable due from these customers totaled approximately $68,000.

8.	Related Party Transactions

During 2013, the Company paid an officer of the Company a total of $29,216 for consulting services. During 2013, this officer’s spouse was paid a total of $24,272 for professional services. Also during 2013 the Company paid another officer of the Company a total of $35,857 for consulting services.

9.	Subsequent Events

Management has evaluated subsequent events through the date of filing this report on Form 8-K/A and noted the following events requiring disclosure.

On July 7, 2014, certain stockholders of the Company (the “Stockholders”), and Mike Gentile, as seller representative (“Gentile”) entered into a Stock Purchase Agreement (the “Agreement”) with Auxilio, Inc., a Nevada corporation (“Auxilio”).  By agreement of the parties, the effective date of the Agreement was July 1, 2014. Pursuant to the Agreement, the Stockholders sold 100% of the issued and outstanding shares of common stock (the “Shares”) of the Company to Auxilio. The purchase price paid for the Shares consisted of three components: the Securities Consideration, the Cash Consideration, and the Debt Assumption.

•
The Securities Consideration consisted of 930,406 shares of Auxilio’s common stock, which was the number of shares having an aggregate value of $1,250,000, with the price per share equal to the average of the closing price of Auxilio’s common stock on the OTC Markets for the 20 most recent trading days prior to the closing date, rounded up to the nearest whole number of shares.

•	The Cash Consideration was equal to $1,000,000.

•
The Debt Assumption was equal to $463,723 which was owed by the Company to Gentile and two other parties.  By way of background, of such amount, $363,723 is represented by certain amended and restated promissory notes (the “Notes”) dated of even date with the Agreement, which bear interest at the rate of 4% per annum, and pursuant to which the Company was to make quarterly interest-only payments on the total principal amount outstanding at the end of each calendar quarter.  The Notes have a maturity date which is 24 months from the date of the Agreement and contain no prepayment penalty.  Pursuant to the terms of the Notes, the Company will pay (i) fifty percent (50%) of the outstanding amount due under such Notes at such time as the Company achieves $1,500,000 of bookings measured from the date of the Agreement, and (ii) the remaining fifty percent (50%) will be paid at such time as the Company achieves $4,000,000 of bookings measured from the date of the Agreement, all as set forth in the Notes.  The Company also agreed to pay the remaining $100,000 to Gentile and the other noteholders upon the Company’s collection of $100,000 from accounts receivable outstanding as of June 30, 2014.  Pursuant to the Agreement, Auxilio, as the sole owner of the Company, agreed to assume the obligations of the Company and to make the payments pursuant to the terms of the Notes.

Escrow Agreement

In connection with the Agreement, Auxilio entered into an escrow agreement with the Stockholders and Colonial Stock Transfer (the “Escrow Agent”), pursuant to which Auxilio deposited $100,000 of the Cash Consideration into an escrow to be held by the Escrow Agent to cover any indemnification claims made pursuant to the Agreement.  If no indemnification claims have been made prior to July 7, 2015, the Escrow Agent will release the escrowed funds to the Stockholders.